Exhibit 13.2

Certification of the Principal Financial Officer
Pursuant to 18 U.S.C. 1350
(Section 906 of the Sarbanes-Oxley Act of 2002)

     Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of Title 18, United States Code), I, Mayela Rincón de Velasco, the Vice President and Chief Financial Officer of Corporación Durango, S.A. de C.V. (the “Company”), hereby certify, to my knowledge, that the Annual Report on Form 20-F for the period ended December 31, 2004 of the Company (the “Report”) fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 as amended, and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

October 28, 2005

/s/ Mayela Rincón de Velasco
Mayela Rincón de Velasco
Vice President and Chief Financial Officer